                                                                    EXHIBIT 23.1



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Rainwire Partners, Inc. of our report dated April 3, 2003, included in the Annual Report to Stockholders of Rainwire Partners, Inc. for the year ended December 31, 2002.

/s/ Braverman & Company, P.C.
Certified Public Accountants
Prescott, Arizona
May 16, 2003